UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2003

(Date of Report)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4007
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.             Other Events

NeoRx Corporation announced that William Bensinger, MD, Member, Fred Hutchinson Cancer Research Center, Seattle, gave an oral presentation on the company’s Skeletal Targeted Radiotherapy (STR) at the 2003 Annual Meeting of the American Society of Clinical Oncology (ASCO).  The presentation (#3346) was made during a scientific session on June 1, 2003 on “Advances in Stem Cell Transplantation”.  NeoRx is developing STR for use with high-dose chemotherapy and stem cell transplantation to treat patients with multiple myeloma, a cancer of the bone marrow.

Dr. Bensinger’s presentation included new data on duration of response in multiple myeloma patients treated in phase I/II studies, and preliminary results from patients in a recent dosimetry study of STR.  NeoRx submitted data from the dosimetry study to the Food and Drug Administration (FDA) in February 2003.  The company plans to submit a protocol for pivotal trials of STR in multiple myeloma to the FDA by the end of June.

See press release attached as Exhibit 99.1.

Item 7.             Exhibits

99.1                           Press release dated June 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: June 3, 2003	By	/s/ MELINDA G. KILE
Melinda G. Kile
V-P, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 1, 2003